Exhibit 10.1

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $71,022.72	Issue Date: April 22, 2026

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, as of April 22, 2026 (the “Issue Date”), POWERDYNE INTERNATIONAL, INC., a Delaware corporation (hereinafter called the “Borrower” or “Company”), hereby promises to pay to the order of Quick Capital, LLC, a Wyoming limited liability company, or its registered assigns (the “Holder”), the principal sum of $71,022.72, payable upon the earlier of maturity or upon acceleration or upon prepayment of this Note as set forth herein. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note shall bear a one-time interest charge of $8,522.72, which represents a 12% guaranteed interest. Upon and following any occurrence of an Event of Default, this Note shall accrue an interest charge at a rate equal to the lesser of 24% on the principal amount of this Note or the maximum rate of interest under applicable law. The maturity date of this Note shall be the date that is nine (9) months after the Issue Date (the “Maturity Date”) and is the date upon which the principal amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. This Note may be prepaid in whole or in part only as explicitly set forth herein. All payments due hereunder (to the extent not converted into common stock of the Company, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day, and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in the city of Miami, Florida are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated April 22, 2026, pursuant to which this Note was originally issued (as amended and/or restated from time to time, the “Purchase Agreement”).

The cash consideration delivered to the Borrower at the closing of this Note is $58,500.00, as this Note is being issued with an original issuance discount in the amount of $8,522.72 and with $4,000.00 being withheld, directed for the legal costs of the Holder.

In addition to all other payment obligations under this Note, the Borrower shall also make the following amortization payments (each an “Amortization Payment”) in cash to the Holder towards the repayment of this Note, as provided in the following table:

Payment Date	Payment Amount
October 22, 2026	$19,886.36
November 22, 2026	$19,886.36
December 22, 2026	$19,886.36
January 22, 2027	$19,886.36

The Company may, in its sole discretion, accelerate the payment date of any Amortization Payment by giving written notice of such acceleration to the Holder. For the avoidance of doubt, written notice by the Company to the Holder of such acceleration of the payment date of any Amortization Payment shall be irrevocable

This Note is free from all taxes, liens, claims, and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The Company hereby affirms all of its obligations to the Holder under all of the Transaction Documents and agrees and affirms as follows: (i) that as of the Issue Date, the Company has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Transaction Documents to be performed, satisfied or complied with by the Company; (ii) that the Company shall continue to perform each and every covenant, agreement and condition set forth in each of the Transaction Documents and this Note, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the Issue Date, no default or Event of Default has occurred or is continuing under the Purchase Agreement, the Note or any other Transaction Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Purchase Agreement, the Note or any other Transaction Documents; and (iv) that as of the Issue Date, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.

The Company hereby acknowledges, represents, warrants and confirms to the Holder that: (i) each of the Transaction Documents executed by the Company are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (ii) no oral representations, statements, or inducements have been made by Holder, or any agent or representative of Holder, with respect to this Note, the Purchase Agreement, and all other Transaction Documents.

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The following additional terms shall also apply to this Note:

ARTICLE I
CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right at any time, and from time to time to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) selected by the Holder for any particular conversion, determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The number of shares of Common Stock to be issued upon each Conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) (the numerator) by the applicable Conversion Price then in effect on the date specified in the notice of conversion (the denominator), in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., Miami, Florida time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any Conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such Conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date plus (3) at the Holder’s option, fees on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof along with (5) $1,750 for the issuance and delivery of the Common Stock to the Holder to cover issuance expenses, including but not limited to transfer agent fees and legal fees.

1.2 Conversion Price. Subject to the adjustments described herein, this Note shall be convertible into shares of Common Stock at any time equal to the price of $0.004 per share (the “Fixed Price”) or the Variable Conversion Price, in the sole discretion of the Holder. “Conversion Price” means the then applicable Fixed Price, Variable Conversion Price, or other conversion price as determined in accordance with this Note as selected by the Holder in connection with any particular Conversion. The Conversion Price shall be automatically adjusted equitably for stock splits, stock dividends, or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, as well as combinations, recapitalization, reclassifications, extraordinary distributions, and similar events:

(a) Variable Conversion Price. At any time, the Holder may utilize the Variable Conversion Price in its sole discretion. The “Variable Conversion Price” shall be a rate per share equal to 65% of the lowest trading price for the proceeding 10 Trading Days prior to conversion. The Holder may elect to utilize the lower of the Fixed Price or the Variable Conversion Price at its sole discretion.

(b) Default Conversion Price. At any time after an Event of Default, the Holder may utilize the Default Conversion Price in its sole discretion. The “Default Conversion Price” shall be a rate per share equal to $0.001 per share of Common Stock.

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(c) Additional Conversion Considerations. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price.

(d) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Borrower shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with this Note.

1.3 Authorized Shares. The Borrower covenants that during the period the Conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is to have 169,513,629 shares reserved, and thereafter at all times to have authorized and reserved five times (500%) the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations pursuant to Section 4(i) of the Purchase Agreement. The Borrower represents that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) represents that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions.

Borrower’s failure to maintain or to replenish the Reserved Amount within three (3) business days of a request of the Holder, shall be an Event of Default under this Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time on or after the Issue Date, by (i) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Miami, Florida time) and (ii) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Holder shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

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(c) Payment of Taxes and fees. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid. In addition, the Holder shall not be responsible for any transfer agent or legal opinion fees in connection with a conversion of the Note or exercise of the Warrant and may elect to deduct such fees if paid directly by the Holder.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates (or electronic shares via DWAC transfer, at the option of Holder) for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., Miami, Florida time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system.

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(g) Failure to Deliver Common Stock Prior to Delivery Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock until the Borrower issues and delivers a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (under Holder’s and Borrower’s expectation that any damages will tack back to the Issue Date). Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

(h) Rescindment of a Notice of Conversion. If (i) the Borrower fails to respond to Holder within one (1) business day from the Conversion Date confirming the details of Notice of Conversion, (ii) the Borrower fails to provide any of the shares of the Borrower’s Common Stock requested in the Notice of Conversion within three (3) business days from the date of receipt of the Note of Conversion, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Borrower’s Common Stock issued unrestricted and/or deposited to sell for any reason related to the Borrower’s standing, (iv) the Holder is unable to deposit the shares of the Borrower’s Common Stock requested in the Notice of Conversion for any reason related to the Borrower’s standing, (v) at any time after a missed Deadline, at the Holder’s sole discretion, or (vi) if OTC Markets Group, Inc. changes the Borrower’s designation to ‘Limited Information’ (Yield), ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull & Crossbones), ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) or other trading restriction on the day of or any day after the Conversion Date, the Holder maintains the option and sole discretion to rescind the Notice of Conversion with a “Notice of Rescindment.”

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended 1933 Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance, and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the 1933 Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the 1933 Act, which opinion shall be reasonably accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, and does not provide a suitable replacement opinion to the Holder within two (2) business days, it will be considered an Event of Default pursuant to Section 3.2 of the Note. The Company hereby waives any medallion requirements that may be required in connection with the issuance and delivery of the shares of Common Stock issuable upon conversion of this Note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by the written instrument the obligations of this Section 1.6(d). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

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(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder has been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when this Note is issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, except for shares of Common Stock issued directly to bona fide vendors or suppliers of the Borrower in satisfaction of good faith amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of Common Stock prior to the issuance of such shares), any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance, subject to the Holder’s rights under Section 1.2 to select its Conversion Price.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options.

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Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e) Purchase Rights. If, at any time when any Notes are issued and outstanding, the Borrower issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, or under Section 1.2 (regarding stock splits, combinations, etc.), the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7 Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then quoted, listed, or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. Once the Maximum Share Amount has been issued, if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower’s ability to issue shares of Common Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Note, this will be considered an Event of Default under Section 3.2 of the Note.

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1.8 Status as a Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates or transmission of such shares pursuant to Section 1.4(f) for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if this Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion default payments pursuant to Section 1.3 to the extent required thereby for such Conversion default and any subsequent Conversion default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.2) for the Borrower’s failure to convert this Note.

1.9 Prepayment. The Borrower may prepay the amounts outstanding hereunder pursuant to the following terms and conditions:

(a) Proving there exists no Event of Default, then, at any time during the period beginning on the Issue Date and ending on the date which is the day immediately prior to the sixth monthly anniversary of the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 105%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note.

(b) Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the applicable prepayment amount to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower delivers an Optional Prepayment Notice and fails to pay the applicable prepayment amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

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ARTICLE II
CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3 Borrowings. [RESERVED]

2.4 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5 Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date, (b) made in the ordinary course of business or (c) not in excess of $15,000.

2.6 Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the 1933 Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the 1933 Act (a “3(a)(10) Transaction”). In the event that the Borrower does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this Note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than Fifteen Thousand Dollars ($15,000), will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

2.7 Preservation of Existence, etc. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.8 Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.9 Repayment from Proceeds. While any portion of this Note is outstanding, if the Borrower receives cash proceeds, from any source or series of related or unrelated sources, including but not limited to, from payments from customers, the issuance of equity or debt, the conversion of outstanding warrants of the Borrower, the issuance of securities pursuant to an equity line of credit of the Borrower or the sale of assets, the Borrower shall, within one (1) business day of Borrower’s receipt of such proceeds, inform the Holder of such receipt, following which the Holder shall have the right in its sole discretion to require the Borrower to immediately apply all or any portion of such proceeds to repay all or any portion of the outstanding amounts owed under this Note. Failure of the Borrower to comply with this provision shall constitute an Event of Default. In the event that such proceeds are received by the Holder prior to the Maturity Date, the required prepayment shall be subject to the terms of Section 1.9 herein.

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2.10 Piggyback Registration Rights. The Company shall include on any registration statement or offering statement filed with the SEC, all Origination Shares and all Conversion Shares. In addition to all other remedies at law or in equity or otherwise in connection with any breaches under this Note or the other Transaction Documents, failure to do so in compliance with this Section 2.9 will result in liquidated damages of $20,000, being immediately due and payable to the Holder at its election in the form of cash payment.

ARTICLE III
EVENTS OF DEFAULT

The occurrence of any of the following shall each constitute an “Event of Default” with no right to notice or the right to cure except as specifically stated:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon or make any other payment set forth herein, including an Amortization Payment, when due on this Note, whether at the Maturity Date, upon acceleration, or otherwise.

3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the Conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an “Event of Default” of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

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3.3 Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note, or in any of the Transaction Documents including but not limited to the Purchase Agreement.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made.

3.5 Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered ~~or filed~~ against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy; Liquidation. (i) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company or the Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy; or (ii) any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business occurs.

3.8 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB, OTCQB, OTC Pink or an equivalent replacement exchange, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE American.

3.9 Failure to Comply with the Exchange Act. The Borrower shall fail to timely comply with the reporting requirements of the 1934 Act (including but not limited to becoming delinquent in its filings); and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act; and/or the Borrower shall not have publicly available all information required by paragraph (b) of Rule 15c2-11 of the Exchange Act (as effective on September 26, 2021), as amended, such that brokers or dealers attempting to publish any quotation for the Common Stock or, directly or indirectly, to submit any such quotation for publication, shall be able to comply with Rule 15c2-11(a).

3.10 DTC. The Company is currently in the process of applying for “DWAC/FAST” electronic transfer. Once in place, if the Company (i) loses its ability to deliver shares via “DWAC/FAST” electronic transfer, or (ii) loses its stats as “DTC Eligible.”

3.11 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.12 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future) or any disposition or conveyance of any material asset of the Borrower.

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3.13 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.14 Rights of Participation. The failure of the Borrower to fully satisfy its obligations to the Holder under Section 5(c) and/or Section 5(d) of the Purchase Agreement.

3.15 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Transfer Agent Instruction Letter in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.16 Cessation of Trading. Any cessation of trading of the Common Stock on at least one of the OTCBB, OTCQB, OTC Pink or an equivalent replacement exchange, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE American, and such cessation of trading shall continue for a period of five consecutive (5) Trading Days.

3.17 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any material covenant or other term or condition contained in any of the Other Agreements, other than any such breach or default which is cured by agreement of the parties, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of the Borrower to the Holder.

3.18 Bid Price. The Borrower shall lose the “bid” price for its Common Stock ($0.01 on the “Ask” with zero market makers on the “Bid” per Level 2) and/or a market (including the OTCBB, OTCQB or an equivalent replacement exchange).

3.19 OTC Markets Designation. If the OTC-Markets changes the Borrower’s designation to ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign).

3.20 Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

3.21 Unavailability of Rule 144. If, at any time on or after the date which is six (6) months after the Issue Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Common Stock pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder’s brokerage account.

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Upon the occurrence of any Event of Default specified in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, Error! Reference source not found., 3.14, 3.15. 3.16, 3.17, 3.18, 3.19, 3.20 and/or 3.211 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to (i) 150% times the sum of (x) the then outstanding principal amount of this Note plus (y) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”), on the amounts referred to in clauses (x) and/or (y) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or (ii) at the option of the Holder, the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Event of Default arises as a result of a breach in respect of a specific Conversion Date (in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price (defined below) for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. “Closing Price” means, for any security as of any date, the closing bid price as reported on the OTCBB, OTCQB or applicable trading market or exchange as reported by a reliable reporting service designated by the Holder or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is quoted, listed or traded.

The Holder shall have the right at any time, to require the Borrower to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect, subject to the terms of this Note. This requirement by the Borrower shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Borrower for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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ARTICLE IV
MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, or electronic transmission by e-mail (with read-receipt required) addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic transmission by e-mail (with read-receipt required), at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

POWERDYNE INTERNATIONAL, INC.

45 Main Street

North Reading, MA 01864

Attn: James O’Rourke, CEO

If to the Holder:

Quick Capital, LLC

66 West Flagler Street, 900-#2292

Miami, FL 33130

Attn: Eilon D. Natan, Manager

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns. Neither the Borrower nor the Holder shall assign this Note or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Holder may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Holder or to any of its “affiliates”, as that term is defined under the 1934 Act, without the consent of the Borrower. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bonafide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorney’s fees.

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4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Wyoming without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Miami, Florida, or in the federal courts located in the Southern District of Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.9 Notice of Corporate Events. Except as otherwise provided in this Note, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9 including, but not limited to, name changes, recapitalizations, etc. as soon as possible under law.

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4.10 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any usury law that would prohibit or forgive the Borrower from paying all or a portion of the principal or interest on this Note.

4.11 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

4.12 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

4.13 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Default Sum, Closing Date or Maturity Date, the closing bid price, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Price or the applicable prepayment amount(s) (as the case may be), the Borrower or the Holder shall submit the disputed determinations or arithmetic calculations via electronic transmission by e-mail (with read-receipt required) (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Borrower or the Holder, then the Borrower shall, within two (2) business days, submit via electronic transmission by e-mail (with read-receipt required) (a) the disputed determination of the Conversion Price, the closing bid price, the or fair market value (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Default Sum to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than ten (10) business days from the time it receives such disputed determinations or calculations. Such an investment bank’s or accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

4.14 Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term (including without limitation any Conversion Price) in favor of the holder of such security that was not similarly provided to the Holder in this Note (other than a future financing with the Holder), then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the Transaction Documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

18

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date.

COMPANY:

POWERDYNE INTERNATIONAL, INC.

By:
Name:	James O’Rourke
Title:	CEO

Acknowledged and Accepted by:

HOLDER:

Quick Capital, LLC

By:
Name:	Eilon D. Natan
Title:	Manager

19

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________ principal amount of the Note (defined below) together with $________________ of accrued and unpaid interest thereto, totaling $_____________ into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of POWERDYNE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of _____________ ____, 2026 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker: ____________________________________________________________

Account Number: ___________________________________________________________________

[ ]	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:	[NAME]
Address:	[ADDRESS]

Date of Conversion: __________________________________

Applicable Conversion Price: $__________________________

Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Notes: _____________________

Amount of Principal Balance Due remaining

Under the Note after this conversion: _____________________

Accrued and unpaid interest remaining: ____________________

[HOLDER]

By:
Name:	[NAME]
Title:	[TITLE]
Date:	[DATE]

CONVERTIBLE PROMISSORY NOTE TERM SHEET WITH

Powerdyne International, Inc.

This term sheet (the “Term Sheet”) is an indication of terms pursuant to which Quick Capital, LLC (the “Investor”) would consider purchasing certain securities of Powerdyne International, Inc. (the “Company”) and the Company would issue such securities to the Investor (the “Transaction”). This Term Sheet is an indication of interest only, not an offer to sell securities (in the United States or any other jurisdiction), and is non-binding on the parties pending execution of definitive transaction documents to effect the Transaction except with respect to the “Confidentiality” and “Transaction Expenses” sections herein which shall be binding. The information contained herein is confidential and intended only for the person and his or her advisors to whom this Term Sheet is furnished.

Issuer of Securities:	Powerdyne International, Inc. (OTCQB: PWDY) (the “Company”)

Total Face Value:	$71,022.72 (Total Investment Amount is $62,500)

Use of Proceeds:	General working capital

Type of Securities Sold/Issued:

1. Convertible Promissory Note (the “Note”) w/ underlying shares of Company common stock, par value $0.001 per share (“Common Stock”). As converted, the shares of Common Stock are referred to herein as “Conversion Shares.”

Maturity:	9 months

Interest Per Annum:	12% guaranteed interest, earned upon funding

OID:	12%

Conversion Rights:	The Note is convertible, at any time at the option of the Investor, into shares of common stock at a conversion price equal to the lesser of: (i) $0.004 per share; or (ii) 65% of the lowest traded price for the 10-trading days prior to conversion.

Prepayment:	The note may be prepaid, in whole or in part, at 105% of Face Value on or before the 6 month anniversary.

Amortization:	The Company shall amortize the principal of the note in monthly installments of $19,886.36, commencing on the six-month anniversary of the closing.

Default Provision:	Standard customary default provisions to be included in Note and other transaction documents including a default conversion rate of $0.001.

2. Warrants

Warrant Coverage:	50%

Exercise Price:	$0.01

3. Origination Shares:

Not applicable

Other Key Deal Terms:

Registration Statement:	Piggyback registration rights for the Conversion Shares, and Warrant Shares.

Restrictive Covenants:	While the Note is outstanding, the Company shall not issue any variable priced securities without Investor’s approval.

Affirmative Covenants:	In the event any proceeds from any other capital raise transaction, financings, asset sales, or any other transactions occurs, Investor has the right to request up to 100% of the proceeds received by the Company be used to pay off the Note. Investor shall have standard most favored nations clause.

Right of Participation:	Investor has the right to participate in any future offerings of the Company for 12 months from closing. The Company will also grant to the Investor a right of first refusal versus any bona fide investment offer from another investor, which the Investor must exercise within 48 hours of such bona fide offer.

Broker Fees:	$XX

Expenses:	The Investor’s legal costs in the amount of $4,000 shall be paid directly to the appropriate law firm for the preparation of the Transaction documents.

Investor Trading Restrictions:	Neither the Investor nor its affiliates have an open short position in the Common Stock of the Company and the Investor agrees that it shall not, and that it will cause its affiliates not to engage in any short sales of or hedging transactions with respect to the Common Stock of the Company during the term of the Note.

Up listing	Not Applicable.

Approvals & Waivers:	The closing of the Transaction will be conditional on the effectiveness of any and all consents or approvals required to be obtained by the Company (from its board, securities exchange, etc.) in order to give effect to the terms of this Term Sheet.

Ancillary Transaction Documents:

Personal Guarantee:	No personal guarantee required.

Security Agreement:	Unsecured

Transfer Agent Reserve:	Company shall provide Investor a reserve amount equal to five (5) times coverage of the Face Value of the Note.

Term Sheet Particulars:

Confidentiality:	This Term Sheet is confidential, and none of its provisions or terms shall be disclosed to anyone who is not one of the parties contemplated herein, an officer, manager or director of such parties or their agent, adviser or legal counsel who are bound by similar confidentiality terms, unless required by law.

Good faith/Timing:	The parties hereby acknowledge their intention to negotiate in good faith the contemplated Transaction. This Term Sheet will be considered null and void if it is not executed by both parties by the close of business on April 13, 2026.

** Signature Page Follows **

IN WITNESS WHEREOF, the Company and Investor have caused this Term Sheet to be signed in their names by their duly authorized officers as of the dates set forth below.

Powerdyne International, Inc.

By:	/S/ James O’Rourke
Name:	James O’Rourke
Title:	CEO
Date:	4/10/2026

QUICK CAPITAL, LLC

By:
Name:	Eilon D. Natan
Title:	Manager
Date: